Exhibit (o)

               FORM OF MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                                       FOR
                         PILGRIM VARIABLE PRODUCTS TRUST

     WHEREAS, Pilgrim Variable Products Trust (the "Company") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Fund currently issues or is authorized to issue shares of common stock of the Company in sixteen series, as listed on the attached Schedule of Portfolios (each, a "Fund," collectively, the "Funds"); and

     WHEREAS, the Company has adopted, on behalf of the Funds, a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the "Plan") with respect to the Funds; and

     WHEREAS,   the  Trust  and  the   Administrator   have   entered   into  an
Administrative Services Agreement pursuant to which the Trust has employed Pilgrim Group, Inc., (the "Administrator") to provide certain services, including, but not limited to, administrative services necessary to the proper conduct of the Portfolios' business; and the Trust has adopted a Shareholder Service Plan of the Trust with respect to the Class C shares discussed below;

     NOW, THEREFORE, the Company hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:

     1. FEATURES OF THE CLASSES. Each Fund designated on Attachment A issues or is authorized to issue its shares of common stock in a class designated as "Class R shares." Each Fund designated on Attachment B issues or is authorized to issue its shares of common stock in a class designated as "Class S Shares." Shares of each class of each Fund shall represent an equal pro rata interest in a Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 6 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to it or its distribution arrangement or service arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class R and Class S shares shall have the features described in Sections 2, 5 and 6 below.

     2. SALES CHARGE STRUCTURE.

          (a) CLASS R SHARES. Class R shares of the Fund shall be offered at the then-current net asset value.

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          (b) CLASS S SHARES. Class S shares of the Fund shall be offered at the then-current net asset value.

     3. SHAREHOLDER SERVICE PLAN. Class S shares of the Fund has adopted a Shareholder Service Plan with the following terms. Class S shares of the Fund may pay the Administrator monthly a fee at an annual rate of 0.25% of the average daily net assets of the Fund's Class S shares for service activities (as defined in Section 4 below), as designated by the Administrator. Administrator, on behalf of Class S shares of the Fund, may make payments to insurance companies, broker-dealers or other financial intermediaries that provide services relating to Class S shares as defined in Section 4 below.

     4. DISTRIBUTION AND SERVICE ACTIVITIES. As used herein, the term "service activities" includes, but is not limited to: teleservicing support in connection with the Portfolios; delivery and responding to inquires respecting Trust prospectuses, reports, notices, proxies and proxy statements and other information respecting the Portfolios; facilitation of the tabulation of variable contract owners' votes in the event of a meeting of Trust shareholders; the conveyance of information relating to shares purchased and redeemed and share balances to the Trust, its transfer agent, or the Administrator as may be reasonably requested; provision of support services including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting variable contract owners' interests in one or more Portfolios; provision and administration of variable contract features for the benefit of variable contract owners participating in the Trust, including fund transfers, dollar cost averaging, asset allocation, Portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

     5. ALLOCATION OF INCOME AND EXPENSES. The gross income of the Fund shall, generally, be allocated to each class on the basis of relative net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

          (a) Expenses incurred by the Company (for example, fees of Trustees, auditors and legal counsel) not attributable to the Fund or to a particular class of shares of the Fund ("Corporate Level Expenses");

          (b) Expenses incurred by the Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses"); and

          (c) Expenses attributable to a particular class ("Class Expenses") shall be limited to payments made pursuant to the Shareholder Service Plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class;
(iv) Blue Sky registration  fees incurred by a class; (v) SEC registration  fees

                                      -2-
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incurred by a class; (vi) the expense of  administrative  personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(viii) above may be allocated to a class but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

          Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Corporate Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to the Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Company in light of the requirements of the Act and the Internal Revenue Code of 1986, as amended.

     6. EXCHANGE PRIVILEGES. Shares of one class of a Fund may be exchanged for shares of that same class of any other Pilgrim Fund at NAV without payment of any additional sales charge.

     7. QUARTERLY AND ANNUAL REPORTS. The Trustees shall receive at least quarterly a written report of the amounts so expended on Class Expenses and the purposes for which such expenditures were made. In the statements, only expenditures properly attributable to the servicing of a particular class of shares will be used to justify any servicing fee or other expenses charged to that class. Expenditures not related to the servicing of a particular class shall not be presented to the Trustees to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

     8.  ACCOUNTING   METHODOLOGY.   (a)  The  following   procedures  shall  be
implemented in order to meet the objective of properly allocating income and expenses:

          (a) On a daily basis, a fund accountant shall calculate the Plan Fee to be charged to each shareholder servicing class of shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

          (b) The fund accountant will allocate designated Class Expenses, if any, to the respective classes.

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          (c) The fund accountant  shall allocate income and Corporate Level and
Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Company for Corporate Level Expenses. These calculations shall be based on net asset values at the beginning of the day.

          (d) The fund accountant shall then complete a worksheet, developed for purposes of complying with this Section of this Plan, using the allocated income and expense calculations from Paragraph (3) above, and the additional fees calculated from Paragraphs (1) and (2) above. The fund accountant may make non-material changes to the form of worksheet as it deems appropriate.

          (e) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

     9. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any adviser to the Company, by the Company's underwriter or any other provider of services to the Company without the prior approval of the Company's Board of Trustees.

     10. EFFECTIVENESS OF PLAN. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Company and
(b) those Trustees of the Company who are not "interested persons" of the Company (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

     11. MATERIAL MODIFICATIONS. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in paragraph 10 hereof.

     12. LIMITATION OF LIABILITY. The Trustees of the Company and the shareholders of the Fund shall not be liable for any obligations of the Company or the Fund under this Plan, and Distributor or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Company or the Fund in settlement of such right or claim, and not to such Trustees or shareholders.

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
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                        PILGRIM VARIABLE PRODUCTS TRUST


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        ING PILGRIM SECURITIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

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                             SCHEDULE OF PORTFOLIOS

                               WITH RESPECT TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                         PILGRIM VARIABLE PRODUCTS TRUST

PORTFOLIOS
----------
Pilgrim VP MagnaCap Portfolio
Pilgrim VP Research Enhanced Index Portfolio
Pilgrim VP Growth Opportunities Portfolio
Pilgrim VP MidCap OpportunitiesPortfolio
Pilgrim VP Growth + Value Portfolio
Pilgrim VP SmallCap Opportunities Portfolio
Pilgrim VP International Value Portfolio
Pilgrim VP High Yield Bond Portfolio
Pilgrim VP Worldwide Growth Portfolio
Pilgrim VP International SmallCap Growth Portfolio
Pilgrim VP International Portfolio
Pilgrim VP Emerging Countries Portfolio
Pilgrim VP Growth and Income Portfolio
Pilgrim VP LargeCap Growth Portfolio
Pilgrim VP Financial Services Portfolio
Pilgrim VP Convertible Portfolio